UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 30, 2015

INTRALINKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34832	20-8915510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

150 East 42nd Street, 8th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 543-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On June 30, 2015, IntraLinks Holdings, Inc. (the “Company”) issued a press release, in which, among other things, the Company announced that it expects to exceed its previous revenue guidance for the second quarter of 2015 and reaffirmed its previous revenue and profitability guidance for the full year of 2015 (the “Press Release”).  A copy of the Press Release is being furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this Current Report and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Christopher J. Lafond Appointment

On June 30, 2015, the Company entered into an employment agreement with Christopher J. Lafond (the “Employment Agreement”) pursuant to which Mr. Lafond will become the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, effective as of June 30, 2015 (the “Effective Date”), replacing Derek Irwin.

Mr. Lafond, age 49, most recently served as Executive Vice President and Chief Financial Officer of Gartner, Inc. (“Gartner”), a NYSE-listed information technology research and advisory company, from 2003 through June 2014. He previously served as Senior Vice President, Global Financial Operations, Group Vice President and Chief Financial Officer for Gartner’s North America operations, Group Vice President and Corporate Controller, Vice President and Assistant Controller, Vice President of Finance and Director of Finance. Prior to joining Gartner in 1995, Mr. Lafond was a Senior Financial Analyst at International Business Machines Corporation and an analyst in fixed-income asset management at J.P. Morgan Investment Management. Mr. Lafond holds a B.A. in Economics from the University of Connecticut and a M.B.A. in Finance and Accounting from Columbia Business School.

Pursuant to the terms of the Employment Agreement, Mr. Lafond will initially receive an annual base salary of $360,000 and be eligible to receive an annual performance bonus, with a target amount equal to 75% of his annual base salary, the criteria for which shall be determined in the discretion of compensation committee of the Company’s board of directors. Mr. Lafond will also receive (i) a time-based non-statutory stock option to purchase shares of the Company’s common stock with a Black-Scholes value of $750,000 on the Effective Date (the “Options”); (ii) time-based restricted stock units with a total value of $750,000 as of the Effective Date (the “Time Based RSUs”); and (iii) performance-based restricted stock units with a total value of $500,000 as of the grant date (the “Performance Based RSUs”). Both the Options and the Time-Based RSUs will vest over four years with 25% of each of these awards vesting on the first anniversary of the Effective Date and the remaining portion of these awards vesting in equal monthly installments thereafter, subject to Mr. Lafond’s continued service to the Company. The Performance-Based RSUs will commence vesting if, within five years of the Effective Date, the closing price of the Company’s common stock is at least $16 per share for 20 consecutive trading days, at which point such restricted stock units will vest in equal quarterly installments over one year, subject to Mr. Lafond’s continued service to the Company. The Option, the Time-Based RSUs and the Performance-Based RSUs shall fully vest upon certain changes in control of the Company, provided that in the case of the Performance-Based RSUs, the stock price metric described above shall have been met. Mr. Lafond will be eligible to participate in our other employee benefit plans, in a manner consistent with our other executives, including, without limitation, the IntraLinks, Inc. Senior Executive Severance Plan, which provides for specified benefits upon certain terminations of employment in connection with a change of control, as described in the Proxy Statement for the Company’s 2015 annual meeting of stockholders, as previously filed with Securities Exchange Commission.

 If Mr. Lafond’s employment is terminated without Cause (as such term is defined in the Employment Agreement), subject to his execution of a customary release agreement, he shall be entitled to receive (i) annual salary and bonus earned and accrued under the Employment Agreement prior to the effective date of the termination; (ii) an additional six months annual salary at the rate in effect at termination payable as salary continuation, subject to withholding; (iii) a pro-rated annual bonus based on the bonus that Mr. Lafond would have received for the year of termination had he remained employed through the end of the year based on the levels at which the bonus plan targets are achieved; (iv) payment of COBRA premiums for a period of six months or until such sooner date as Mr. Lafond begins employment with another employer; (v) accelerated vesting on all equity awards with service vesting through the next six months; and (vi) earned, accrued and vested benefits under the Employment Agreement prior to the effective date of the termination.

The foregoing description of the Employment Agreement is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Departures of Derek Irwin and Rainer Gawlick

Effective as of June 30, 2015, Derek Irwin will be leaving the Company to pursue other opportunities and will no longer serve as the Company’s as Chief Financial Officer, principal financial officer and principal accounting officer. In addition, effective as of July 5, 2015, Rainer Gawlick will be leaving the Company to pursue another opportunity and will no longer serve as the Company’s Executive Vice President, Global Sales.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

	10.1	Employment Agreement, dated as of June 30, 2015, by and between Intralinks Holdings, Inc. and Christopher J. Lafond.

	99.1	Press Release issued by Intralinks Holdings, Inc. on June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2015

INTRALINKS HOLDINGS, INC.

By: /s/ Scott N. Semel
Scott N. Semel
Executive Vice President,
General Counsel and Secretary